EXHIBIT 32.1

Certification of the President and Chief Executive Officer Pursuant to

18 U.S.C. Section 1350,

as Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of Suburban Propane Partners, L.P. (the “Partnership”) on Form 10-K for the period ended September 28, 2013 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Michael J. Dunn, Jr., President and Chief Executive Officer of the Partnership, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

By:	/s/ MICHAEL J. DUNN, JR.
Michael J. Dunn, Jr.
President and Chief Executive Officer
November 27, 2013

This certification shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.